SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 25, 2007
EMERSON RADIO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224

(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Entin Road, Parsippany, New Jersey	07054

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 884-5800
Not Applicable
(Former Address, if changed since Last Report) (Zip Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On October 25, 2007, Peter G. Bünger resigned as a director of Emerson Radio Corp. (the “Company”), effective as of the date of the Company’s next Annual Shareholders Meeting, and advised the Company that he would not stand for reelection as a director at such meeting. Mr. Bünger’s reasons for such actions are outlined in a letter submitted by him to the Company’s Board of Directors (the “Letter”).
          The Company believes that the circumstances referred to by Mr. Bünger in the Letter relate to certain related party transactions between the Company and its controlling shareholder, The Grande Holdings Limited. These transactions were previously disclosed in the Company’s filings with the Securities and Exchange Commission, the most recent of which are the Annual Report on Form 10-K for the fiscal year ended March 31, 2007, filed with the Securities and Exchange Commission on June 29, 2007 and amended on July 31, 2007, and the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2007, filed with the Securities and Exchange Commission on August 14, 2007.
          A copy of the Letter submitted by Mr. Bünger is being filed as Exhibit 17.1 to this Current Report on Form 8-K. A copy of this Current Report on Form 8-K has been submitted to Mr. Bünger in accordance with the applicable rules under the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 17.1 — Letter of Resignation from Peter G. Bünger, dated October 25, 2007.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.
By:	/s/ John Spielberger
	Name:	John Spielberger
	Title:	President-North American Operations

Dated: October 31, 2007